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                                                                   EXHIBIT 99.1


                         INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

We have audited the consolidated balance sheets of Southland Environmental Services, Inc. and Subsidiaries as of September 30, 1994 and 1993 (not presented herein), and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1994 (not presented herein). These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southland Environmental Services, Inc. and Subsidiaries as of September 30, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1994 in conformity with generally accepted accounting principles.



                                         GRENADIER, APPLEBY, COLLINS & COMPANY



Jacksonville, Florida,
December 9, 1994.